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                                                                    Exhibit 23

                           CONSENT OF INDEPENDENT AUDITORS


           We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-22079) pertaining to the Investment Plan for Salaried Employees of IMC Fertilizer, Inc. and in the related Prospectus of our report dated December 12, 1994 with respect to the financial statements of the Investment Plan for Salaried Employees of IMC Fertilizer, Inc. included in this Annual Report (Form 11-K) for the year ended June 30, 1994.


                                            ERNST & YOUNG LLP

       Chicago, Illinois
       December 22, 1994

       Docket No. 069435